UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Amendment No. 1)
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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PATCH INTERNATIONAL INC.
(Name of Registrant As Specified in its Charter)
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INFORMATION STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
AMENDMENTS TO THE ARTICLES OF INCORPORATION
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
WHERE YOU CAN FIND MORE INFORMATION

PATCH INTERNATIONAL INC.
Suite 300, 441 — 5th Avenue S.W.
Calgary, Alberta, Canada T2P 2V1
(403) 441-4390
INFORMATION STATEMENT
We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy
To the stockholders of Patch International Inc.:
     Notice is hereby given to holders of common stock (the “Common Stock”) of Patch International Inc., a Nevada corporation (“Patch” or the “Company”), that the actions described herein will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of voting capital stock dated March 15, 2007, in lieu of a special meeting of the stockholders. This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter described herein. The following actions will be taken pursuant to the written consent dated March 15, 2007:
     1. The articles of incorporation of the Company, as amended (the “Articles of Incorporation”), will be amended to increase the authorized shares of common stock from 25,000,000 to 300,000,000; and
     2. The Articles of Incorporation will be amended to change the stockholder quorum requirement from a majority of the voting power of a class or series of stock to one third of the voting power of a class or series of stock.
     This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) has been mailed on or about April ___, 2007 to the stockholders of record as of March 14, 2007. Our Board of Directors (the “Board of Directors”) has fixed the close of business on March 14, 2007 as the Record Date for the determination of stockholders who are entitled to receive this Information Statement. There were 20,241,774 shares of Common Stock issued and outstanding and 30,168,263 voting shares outstanding on March 14, 2007.
     The actions to be taken pursuant to the written consent shall be implemented on or about May ___, 2007, at least 20 days after the mailing of this information statement.
     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.
     PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS DESCRIBED HEREIN THAT WILL BE TAKEN BY THE COMPANY. ALSO NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

OUTSTANDING SHARES AND VOTING RIGHTS
     As of the March 14, 2007, the Company’s authorized capitalization consisted of 25,000,000 shares of Common Stock, of which 20,241,774 shares were issued and outstanding, 1,000,000 shares of preferred stock, of which one share of Class A Preferred Voting Stock entitling the holder to 9,426,489 votes was issued and outstanding and one share of Class B Preferred Voting Stock entitling the holder to 500,000 votes was issued and outstanding. The Company has outstanding obligations to issue 27,325,384 shares of Common Stock upon exercise or conversion of various securities outstanding.
     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The only outstanding share of Class A Preferred Voting Stock entitles the holder to 9,426,489 votes on each matter submitted to the stockholders. The only outstanding share of Class B Preferred Voting Stock entitles the holder to 500,000 votes on each matter submitted to the stockholders. However, no proxies or consents are being solicited in connection with the matters described in this Information Statement because the holders of a majority of the outstanding shares of voting capital stock have already voted in favor of such matters by executing and delivering to the Company a majority written consent dated March 15, 2007. The shares represented by the aforementioned written consent constituted sufficient voting power to approve the matters described in this Information Statement.
     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate actions will not be taken until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on May ___, 2007.
     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
AMENDMENTS TO THE ARTICLES OF INCORPORATION
     Pursuant to Nevada Revised Statutes (“NRS”) Section 78.2055, on March 14, 2007 the Company’s Board of Directors proposed and recommended two amendments to the Articles of Incorporation. First, the Board of Directors recommended an increase to the number of authorized shares of Common Stock to 300,000,000. Second, the Board of Directors recommended a change to the stockholder quorum requirement, such that one third of the voting power of a class or series of stock shall constitute a quorum of stockholders. In a consent dated March 15, 2007, the Company’s stockholders holding a majority of the Company’s outstanding voting capital stock approved the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 300,000,000 and to change the stockholder quorum requirement to one third of the voting power of a class or series of stock.
     NRS 78.320 eliminates the need for a meeting of the stockholders to approve the increase of the Company’s authorized Common Stock and the change of the stockholder quorum requirement. NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in the holding of a special meeting, the Board of Directors decided to utilize the written consent of a majority of the stockholders of the Company.

Increase in Authorized Shares
     The Board of Directors and a majority of holders of our voting capital stock have voted to amend Article II of our Articles of Incorporation to state:
     “Article II
     The amount of total authorized capital stock with the Corporation shall have the authority to issue is 300,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.”
     The Board of Directors believes that the increased authorized number of shares of Common Stock is desirable to allow the Company greater flexibility in considering potential future actions involving the issuance of Common Stock, including, without limitation, acquisitions, raising capital, stock dividends or splits, and providing equity incentives to employees, officers and directors.
     The Company has outstanding obligations to issue (i) 9,926,489 shares of Common Stock upon conversion of 9,926,489 outstanding shares of Series A Preferred Stock of Patch Energy (the “Exchangeable Shares”); (2) 4,653,750 shares of Common Stock upon exercise, without consideration, of 4,653,750 outstanding “Flow-Through Special Warrants”; and (iii) 8,302,000 shares of Common stock upon the exercise, without consideration, of 8,302,000 “Non-Flow-Through Special Warrants”. Additionally, the Company may be required to issue 830,200 shares of Common Stock upon the exercise, without consideration, of 830,200 warrants that may be issued if the Company does not meet certain filing requirements and deadlines (the “Bonus Warrants”. The Company also has outstanding stock options to purchase 2,850,000 shares of Common Stock that have been granted to officers and directors under the Company’s stock option plan (the “Stock Options”) and 762,645 warrants to purchase Common Stock that were issued to agents as commission (“Agents Warrants”). The Exchangeable Shares, Flow-Through Special Warrants, Non-Flow-Through Special Warrants, and Bonus Warrants are discussed in more detail on pages 4 and 5 of this Information Statement.
     The number of shares of Common Stock prior to and after the amendment is as follows:

Shares of Authorized Common Stock pursuant to Amendment	300,000,000

Shares of Issued and Outstanding Common Stock Prior to Amendment	20,241,774

Shares of Common Stock to be Issued Automatically upon Implementation of Amendment:
Flow-Through Special Warrants	4,653,750
Non-Flow-Through Special Warrants	8,302,000

Shares of Common Stock to be Issued Without Consideration pursuant to Exchangeable Shares	9,926,489

Shares of Issued and Outstanding Common Stock After Amendment	43,124,013

Shares of Common Stock Reserved for Issuance pursuant to Bonus Warrants	830,200
Shares of Common Stock Reserved for Issuance pursuant to Other Outstanding Warrants	762,645
Shares of Common Stock Reserved for Issuance pursuant to Outstanding Stock Options	2,850,000

Shares of Unissued, Unreserved Common Stock Available for Issuance after Amendment	252,433,142

     The Exchangeable Shares will not be automatically converted into an equivalent number of shares of Common Stock upon implementation of the increase in the authorized number of shares of Common Stock. The conversion of the Exchangeable Shares is subject to the election of the Exchangeable Stockholders. For an explanation of how the Exchangeable Shares will be converted into Common Stock, see the discussion of the Exchangeable Shares below.
     All Flow-Through Special Warrants and Non-Flow-Through Special Warrants will be converted into an equivalent number of shares of Common Stock upon implementation of the increase in the authorized number of shares of Common Stock. Other than the voluntary and automatic conversion of the above securities into Common Stock and the outstanding Stock Options, the Company does not have any future plans, proposals, or arrangements, written or otherwise, to issue any of the additional shares of Common Stock authorized.
     Authorizing the Company to issue more shares than currently authorized by the Articles of Incorporation will not materially affect any substantive rights, powers or privileges of the holders of shares of Common Stock. Common stockholders are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of any class of capital stock. The additional shares of Common Stock for which authorization is sought are identical to the shares of Common Stock now authorized. Authorized but unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or stock exchange policies.
     The increase of the Company’s authorized Common Stock will have the following effects: (i) the number of shares of Common Stock owned by each stockholder will remain the same; (ii) the number of authorized shares of the Common Stock will increase to 300,000,000 shares; (iii) the par value of the Common Stock will remain $0.001 per share; and (iv) the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same, as will the additional paid-in capital account.
Exchangeable Shares
     The Company has obligations to convert the Exchangeable Shares into shares of Common Stock without further consideration pursuant to the terms of the Damascus Energy, Inc. (“Damascus”) acquisition and the Firebag Oil Sands acquisition.
     Damascus Energy Acquisition: As described in more detail in the Form 8-K filed December 26, 2006, the Company acquired Damascus through its wholly-owned subsidiary Patch Energy. Patch Energy acquired all of the issued and outstanding common shares of Damascus in exchange for one share of the Company’s Class A Preferred Voting Stock and 9,426,489 Exchangeable Shares that are exchangeable without further consideration for 9,426,489 shares of Common Stock. By acquiring Damascus, the Company acquired a farmout agreement between Damascus and Bounty Developments Ltd. that grants Damascus the right to earn up to an 80% working interest in the Dover Oil Sands Project, located in the Fort McMurray area of central Alberta, Canada.
     Prior to the acquisition, the largest stockholders of Damascus were Bounty Developments Ltd., Michael S. Vandale, and 1284810 Alberta Ltd., who received 4,341,489, 2,325,000, and 1,000,000 Exchangeable Shares, respectively. Mr. Vandale was the President of Damascus and had been a director of Patch Energy since May 2006. Mr. Vandale is currently the President of the Company.
     Firebag Oil Sands Acquisition: As described in more detail in the Form 8-K filed February 6, 2007, the Company acquired 1289307 Alberta Ltd. (“Holdco”), through its wholly-owned subsidiary Patch Energy. Patch Energy acquired all of the issued and outstanding common shares of Holdco in exchange for one share of the Company’s Class B Preferred Voting Stock and 500,000 Exchangeable Shares that are exchangeable without further consideration for 500,000 shares of Common Stock. By acquiring Damascus, the Company acquired a farmout agreement between Holdco and Bounty Developments Ltd. that grants Holdco the right to earn up to a 75% working interest in the Firebag Oil Sands Project, located in the Fort McMurray area of central Alberta, Canada. In addition, the Company assumed $1,000,000 of Holdco debt owed to 1286664 Alberta Ltd., an Alberta company wholly owned by Michael S. Vandale.

     Prior to the acquisition, the only stockholders of Holdco were Rod Maxwell and Mark L. Bentsen who each received 250,000 Exchangeable Shares for their interest in Holdco. Messrs. Maxwell and Benstsen are now directors of the Company.
     Voting of Exchangeable Shares: 1286664 Alberta Ltd., an entity wholly owned by Michael S. Vandale, is the record holder of the Class A and Class B Preferred Voting Stock that was issued pursuant to the Damascus and Holdco acquisitions. Mr. Vandale is an officer, director, and principal shareholder of the Company. Mr. Vandale casts the votes attributable to the Exchangeable Shares as a proxy for the Exchangeable Stockholders, in his capacity as trustee under two separate Exchange and Voting Trust Agreements. When voting the Exchangeable Shares, Mr. Vandale, by contract, must express the voting preferences of the underlying Exchangeable Stockholders. Given the nature of Mr. Vandale’s trustee responsibilities as the owner of 1286664 Alberta Ltd., Mr. Vandale does not have voting and dispositive powers over the Class A and Class B Preferred Voting Stock in the traditional sense. His ownership is limited by his contractual and common law trustee duties imposed upon him under the Exchange and Voting Trust Agreements.
     In the case of the written consent dated March 15, 2007 that adopted the amendments to the Articles of Incorporation, Mr. Vandale polled the Exchangeable Stockholders and executed the consent with the number of voting shares equal to the preferences expressed by such holders. Mr. Vandale polled the Exchangeable Stockholders by sending a copy of the written consent to each Exchangeable Stockholder, who executed such consent and returned it to Mr. Vandale. Mr. Vandale received an affirmative response from all of the Exchangeable Stockholders except three, who were not available when contacted and who hold an aggregate of 145,000 Exchangeable Shares. Consequently, Mr. Vandale executed the written consent for 9,781,489 Exchangeable Shares.
     Conversion of Exchangeable Shares: The Exchangeable Stockholders can elect to convert their Exchangeable Shares into an equivalent number of the Company’s Common Stock at any time of their choosing without additional consideration. Also, upon the occurrence of several triggering events, the Company has the obligation to offer to exchange the Exchangeable Shares for shares of the Company’s Common Stock. Any offer by the Company to exchange the Exchangeable Shares is subject to acceptance by the Exchangeable Stockholders.
Flow-Through Special Warrants, Non-Flow-Through Special Warrants, and Bonus Warrant
     The Company has the obligation to exchange the Flow-Through Special Warrants and Non-Flow-Through Special Warrants into an equivalent number of shares of Common Stock without further consideration pursuant to the terms of such Warrants that were sold in the Company’s private placement of such securities, completed on February 27, 2007.
     As disclosed in more detail in Form 8-K filed March 1, 2007, the Company sold 4,408,750 Flow-Through Special Warrants at $1.65 and 8,302,000 Non-Flow-Through Special Warrants at $1.50 on a brokered basis, and 245,000 Flow-Through Special Warrants on a non-brokered basis, for aggregate consideration of $20,131,687.
     Each Non-Flow-Through Special Warrant entitles the holder to acquire, for no additional consideration, one Unit consisting of one share of Common Stock and one common share Bonus Warrant. Each Bonus Warrant entitles the holder to receive, without additional consideration, up to 0.10 shares of Common Stock if the Company does not meet certain filing deadlines.
     Each Flow-Through Special Warrant entitles the holder to acquire, for no additional consideration, one share of Common Stock.
     The holders of Non-Flow-Through Special Warrants and Flow-Through Special Warrants are not entitled to vote on any matter to be voted upon by the holders of Common Stock. Therefore, the holders of these securities did not execute the written consent dated March 15, 2007 that adopted the amendments to the Articles of Incorporation.

Potential Anti-Takeover Effect
     The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on equity and voting power of existing stockholders and may adversely affect the market price for the Common Stock. The proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Board of Directors has no present intention or plan to employ the additional unissued authorized shares as an anti-takeover device. The Board of Directors does not view the increase of the authorized Common Stock as part of an “anti-takeover” strategy. The Board of Directors is not advancing the increase of authorized Common Stock as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.
Change in Stockholder Quorum Requirement
     The Board of Directors and a majority of holders of our voting capital stock have voted to amend Article XII of our Articles of Incorporation to state:
     “Article XII
     One third of the voting power of the issued and outstanding shares of the class or series that is present in person or in proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business by a vote of the stockholders. An act of the stockholders of each class or series, other than the election of directors, is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.”
     The Board of Directors believes that the amendment to the stockholder quorum requirement provides greater flexibility in considering potential future actions involving the vote of the stockholders at a meeting held for that purpose. The Company proposes to become a TSX Venture Exchange traded company, providing for the possibility of a greater number of passive stockholders owning the Company’s Common Stock. The Board of Directors believes that achieving majority stockholder representation in person or by proxy at the Company’s stockholder meetings will become more costly, time consuming, and burdensome after listing on the TSX Venture Exchange. The conduct of annual and special stockholder meetings and the passage of stockholder initiatives including the election of directors may become difficult or even impossible regardless of the amount of money spent to inform and solicit stockholders because passive investors are less likely to participate in person or by proxy in the Company’s stockholder meetings.
     The revised language of Article XII uses the language found in NRS Section 78.320 and allows action to be taken by the vote of stockholders if the “number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.” This provision will allow action to be taken by a smaller number of voting stockholders than was previously allowed under the former stockholder quorum requirement. The former quorum requirement allowed action to be taken by the vote of stockholders if “a majority of the voting power of a quorum” votes for the action. Thus, under the former stockholder quorum requirement, a majority of a quorum present at a meeting was required to give an affirmative vote before an action of the stockholders could be passed.
     The new Article XII will allow the Company to ignore broker non-votes and voting abstentions when counting the number of votes in favor and against an action; however, such broker and abstaining shares will be counted for the purposes of determining whether a quorum is present for the meeting. Thus, it is possible that, upon achieving a one third quorum at a meeting of the stockholders, an action presented to the stockholders for consideration could be approved by a number of shares less than a majority of those present so long as the number of shares that voted for the action exceeded those that voted against the action. For example, if out of 43,124,013 outstanding shares, 14,400,000 were present (thereby satisfying the one third quorum requirement), 5,000,000 shares voted in favor of the action, 4,000,000 shares voted against the action, and the remainder abstained, the action would be approved.

     The following table provides certain information as to the officers and directors, individually and as a group, and the holders of more than 5% of the Common Stock after giving effect to the issuances of Common Stock upon conversion or exercise of the Exchangeable Shares, Flow-Through Special Warrants, and Non-Flow-Through Special Warrants. Shares underlying Bonus Warrants have not been included as such warrants do not necessarily represent the right to acquire additional shares.

	Shares beneficially		Percent
	owned after		beneficially owned
	Amendment to		after Amendment to
	Articles of		Articles of
Name and address of owner	Incorporation		Incorporation
Bounty Developments Ltd. 1250, 340-12th Avenue SW Calgary, Alberta, Canada T2R 1L5	4,778,989	(2)	11.1%

Investors Group Trust Co. 447 Portage Avenue Winnipeg, Manitoba, Canada R3C 3B6	3,750,000	(3)	8.7%

Citadel Equity Fund Ltd 131 S. Dearborn Street Chicago Illinois 60603	3,334,000	(4)	7.7%

Michael S. Vandale Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	2,425,000	(5)	5.6%

Rod Maxwell Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	355,000	(6)	0.8%

Mark L. Bentsen Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	450,000	(7)	1.0%

Greg Belzberg Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	300,000	(8)	0.7%

Donald B. Edwards Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	170,000	(9)	0.4%

Jason G. Dageneis Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	56,200	(10)	0.1%

Terry Buchanan Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	170,000	(11)	0.4%

Officers and directors as a group (7 persons)	3,926,200	(12)	9.0%

(1)	Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise or conversion of other securities within 60 days from March 14, 2007, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 43,124,013 shares of Common Stock that may be outstanding after conversion or exercise, without further consideration, of the Company’s other outstanding securities and after giving effect to the amendments to the Articles of Incorporation discussed in this Information Statement.

(2)	Includes 4,341,489 Exchangeable Shares.

(3)	Includes 3,750,000 Non-Flow-Through Special Warrants held by Investors Group Corporate Class Inc. For Investor Mergers & Acquisitions Class and Investors Group Trust Co. Ltd As Trustee For Investors Mergers & Acquisitions Fund.

(4)	Includes 3,334,000 Non-Flow-Through Special Warrants.

(5)	Includes 2,325,000 Exchangeable Shares.

(6)	Includes 250,000 Exchangeable Shares and 30,000 Flow-Through Special Warrants.

(7)	Includes 250,000 Exchangeable Shares and 100,000 Flow-Through Special Warrants.

(8)	Includes 200,000 shares owned by Bel Cal Holdings Ltd.

(9)	Includes 150,000 Exchangeable Shares.

(10)	Includes 18,200 Flow-Through Special Warrants.

(11)	Includes 70,000 Flow-Through Special Warrants.

(12)	Includes 2,975,000 Exchangeable Shares and 218,200 Flow-Through Special Warrants.
Dissenter’s Rights
     Under Nevada law, dissenting stockholders are not entitled to appraisal rights with respect to the Certificate of Amendment covering the increase to the Company’s authorized Common Stock and the change to the Company’s stockholder quorum requirement.
Preemptive Rights
     Existing holders of Common Stock do not have preemptive rights with respect to the increase in the number of authorized Common Stock or the change to the Company’s stockholder voting requirement.
Federal Income Tax Consequences
     The Board of Directors believes that the federal income tax consequences to stockholders of increasing the authorized Common Stock and changing the Company’s stockholder voting requirement are as follows: (i) no gain or loss will be recognized by a stockholder upon the effective date of the amendment to the Articles of Incorporation; (ii) the aggregate tax basis of shares of the Common Stock will not be affected; and (iii) the holding period of the Common Stock after the amendments to the Articles of Incorporation will remain the same as the holding period prior to such amendments.
     The Board of Directors’ beliefs regarding the tax consequence of increasing the authorized Common Stock and changing the Company’s stockholder voting requirement are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.
     This summary does not purport to be complete and does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

     The state and local tax consequences of increasing the authorized Common Stock and changing the Company’s stockholder voting requirement may vary significantly as to each stockholder, depending upon the state in which he or she resides.
     The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of increasing the authorized Common Stock and changing the Company’s stockholder voting requirement.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
     No director or officer, or associate of any director or officer or any other person has any substantial interest in, direct or indirect, by security holdings or otherwise, or will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests. In particular, Bounty Developments Ltd., Michael Vandale, Rod Maxwell, Mark Bentsen, and Donald Edwards will receive the same treatment as all other owners of Exchangeable Shares.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Voting Capital Stock
     The securities that would have been entitled to vote if a stockholders’ meeting were held regarding the amendments to the Articles of Incorporation consist of 20,241,774 shares of Common Stock, one share of Class A Preferred Voting Stock and one share of Class B Preferred Voting Stock. Each share of Common Stock is entitled to one vote and the Class A Preferred Voting Stock and Class B Preferred Voting Stock are entitled to 9,426,489 and 500,000 votes, respectively. The total number of votes that could be cast if a stockholders’ meeting were held to approve the amendments to our Articles of Incorporation is 30,168,263.
Security Ownership Of Certain Beneficial Owners And Management
     The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the Company’s 30,168,263 shares of voting capital stock outstanding, as of March 14, 2007. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.

			Percent
			beneficially owned
Name and address of owner	Shares beneficially owned		(1)
Bounty Developments Ltd. 1250, 340-12th Avenue SW Calgary, Alberta, Canada T2R 1L5	4,778,989	(2)	15.8%

Michael S. Vandale Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	2,425,000	(3)	8.0%

Rod Maxwell Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	325,000	(4)	1.1%

Mark L. Bentsen Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	350,000	(5)	1.2%

			Percent
			beneficially owned
Name and address of owner	Shares beneficially owned		(1)
Greg Belzberg Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	300,000	(6)	1.0%

Donald B. Edwards Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	170,000	(7)	0.6%

Jason G. Dageneis Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	38,000		0.1%

Terry Buchanan Suite 300, 441 — 5th Avenue S.W. Calgary, Alberta, Canada T2P2V1	100,000		0.3%

Officers and directors as a group (7 persons)	3,708,000	(8)	12.3%

(1)	Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from March 14, 2007, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 30,168,263 shares of voting capital stock outstanding.

(2)	Includes 4,341,489 Exchangeable Shares.

(3)	Includes 2,325,000 Exchangeable Shares.

(4)	Includes 250,000 Exchangeable Shares.

(5)	Includes 250,000 Exchangeable Shares.

(6)	Includes 200,000 shares of Common Stock owned by Bel Cal Holdings Ltd.

(7)	Includes 150,000 Exchangeable Shares.

(8)	Includes 2,975,000 Exchangeable Shares.
Changes in Control
     As a result of the acquisition of Damascus Energy Inc. (“Damascus”) and 1289307 Alberta Ltd. (“Holdco”), the stockholders of Damascus and Holdco acquired voting control as to 32.9% of the outstanding voting stock through the issuance of the Class A and Class B Preferred Voting Stock. The trustee who holds the Class A and Class B Preferred Voting Stock for the benefit of the Damascus and Holdco stockholders exercises the voting rights of such stock by first determining the manner in which the holders of the Exchangeable Shares would vote on each matter put to a vote of common stockholders. The trustee is then obligated to record with the Company the number of votes that would be cast by the holders of the Exchangeable Shares in favor and against the matter, as though such holders of the Exchangeable Shares had cast their votes directly on the matter.

     Prior to the acquisition of Damascus and Holdco, Winston Cabell resigned as a director of the Company. Upon the closing of the Damascus acquisition, John P. Thornton resigned as a director and appointed Michael S. Vandale, to serve as a director of the Company. Pursuant to the acquisition of Holdco, Michael S. Vandale appointed Rod Maxwell, Mark L. Bentsen, and Greg Belzberg to the Board of Directors. The new officers of Patch are Michael S. Vandale, President and Chief Executive Officer; Donald B. Edwards, Corporate Secretary; Jason G. Dagenais, Vice President of Operations; and Terry R. Buchanan, Vice President of Exploration, Geoscience and Reservoir. The new directors and officers of the Company beneficially own 11.6% of the voting stock of the Company.
     Except as disclosed above with respect to the appointment of officers and directors, there are no arrangements or understandings among members of the former officers and directors and their associates and the new officers and directors and their associates with respect any matter.
WHERE YOU CAN FIND MORE INFORMATION
     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/. Included in the information available are (i) audited financial statements of the Company as of May 31, 2006 and 2005, which are contained in the Company’s Form 10-KSB for the fiscal year ended May 31, 2006; and (ii) unaudited financial statements of the Company as August 31, 2006, November 30, 2006, and February 28, 2007 which are contained in the Company’s Forms 10-QSB for the quarterly periods ended August 31, 2006, November 30, 2006, and February 28, 2007. Neither the Form 10-KSB, the Forms 10-QSB, nor the audited and unaudited financial statements contained therein are to be considered part of any solicitation.

Dated April 25, 2007	By order of the Board of Directors,
	By:	/s/ Michael S. Vandale
Michael S. Vandale, President and CEO